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                             The Commonwealth of Massachusetts
                       OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE
                               MICHAEL J. CONNOLLY, Secretary
                          ONE ASHBURTON PLACE, BOSTON, MASS. 02108
                                  ARTICLES OF ORGANIZATION
                                   (Under G.L. Ch. 156B)
                                       Incorporators

                NAME                                         POST OFFICE ADDRESS

           Include given name in full in case of natural persons: in case of a corporation, give state of incorporation.

                David C. Katz                               29 Wendell Avenue
                                                            Pittsfield, MA 01201

                The above-named incorporator(s) do hereby associate (themselves)
           with the intention of forming a corporation under the provisions of General Laws. Chapter 156B and hereby state(s):
--------
Name            1.   The name by which the corporation shall be known is:
Approved
                     PRO-TECH ARMORED PRODUCTS OF MASSACHUSETTS, INC.

                2. The purpose for which the corporation is formed is as follows:

                     A. To manufacture, buy, sell and deal with products of all kinds for protection of persons and property for military and non-military purposes.

                     B. To carry on any business or other activity which may be lawfully carried on by a corporation organized under the Business Corporation Law of the Commonwealth of Massachusetts, whether or not related to those referred to in the foregoing paragraph.

C    [_]

P    [_]

M    [_]

R.A. [_]

           Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on separate 8 1/2 x 11 sheets of paper leaving a left hand margin of at least 1 inch for
--------   binding. Additions to more than one article may be continued on a
R.C single sheet so long as each article requiring each such addition is clearly indicated.

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                3.   The total number of shares and the par value, if any, of
                     each class of stock within the corporation is authorized as follows:

           ------------------------------------------------------------------
                           WITHOUT PAR VALUE           WITH PAR VALUE
                           --------------------------------------------------
                                                                 PAR
           CLASS OF STOCK   NUMBER OF SHARES  NUMBER OF SHARES  VALUE  AMOUNT
           ------------------------------------------------------------------
             Preferred              -0-              -0-               $
           ------------------------------------------------------------------

           ------------------------------------------------------------------
               Common            15,000              -0-
           ------------------------------------------------------------------

                *4. If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established:

                          None.

                *5. The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are as follows:

                          None.

                *6. Other lawful provisions, if any, for the conduct and regulation of business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

                          See Page -6A- attached.

                *If there are no provisions state "None".

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                                     - 6A -


6. Other lawful provisions for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining or regulating the powers of the corporation, or of its directors or stockholders, or any class of stockholders:

     (A) The directors may make, amend or repeal the By-Laws in whole or in part, except with respect to any provision thereof which by law or by the By-Laws requires action by the stockholders.

     (B)  Meetings of the stockholders may be held anywhere in the United
          States.

     (C) The corporation may be a partner in any business enterprise it would have power to conduct by itself.

     (D) The directors shall have the power to fix from time to time their compensation. No person shall be disqualified from holding any office by reason of any interest. In the absence of fraud, any director, officer or stockholder of this corporation individually, or any individual having any interest in any concern which is a stockholder of this corporation, or any concern in which any such directors, officers, stockholders or individuals have any interest, may be a party to, or may be pecuniarily or otherwise interested in, any contract, transaction or other act of this corporation, and

          (1) such contract, transaction or act shall not be in any way invalidated or otherwise affected by that fact;

          (2) no such director, officer, stockholder or individual shall be liable to account to this corporation for any profit or benefit realized through any such contract, transaction or act; and

          (3) any such director of this corporation may be counted in determining the existence of a quorum at any meeting of the directors or of any committee thereof which shall authorize any such contract, transaction or act, and may vote to authorize the same;

          the term "interest" including personal interest and interest as a director, officer, stockholder, trustee, member of beneficiary of any concern; and

          the term "concern" meaning any corporation, association, trust, partnership, firm, person or other entity other than this corporation.

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     (E)  No President, Vice President, Treasurer, Assistant Treasurer, Clerk,
          Assistant Clerk, member of the Executive Committee or director of the corporation shall be personally liable to the corporation or its members for monetary damages for or arising out of a breach of fiduciary duty as an officer or director notwithstanding any provision of law imposing such liability; provided, however, that the foregoing shall not eliminate or limit the liability of an officer or director to the extent it may be imposed by law (i) for a breach of the director's duty of loyalty to the corporation or its members, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) for any transaction from which the officer or director derived an improper personal benefit. The foregoing provision shall not eliminate or limit the liability of an officer or director for any act or omission occurring prior to the date upon which the foregoing provision became effective. No amendment or deletion of the foregoing provisions of this paragraph
          (E) which restricts or limits the limitations on liability provided hereunder to officers or directors shall apply or be effective with respect to actions and omissions of any officer or director occurring prior to the date said amendment or deletion became effective.

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7.   By-laws of the corporation have been duly adopted and the initial directors, president, treasurer and clerk, whose names are set out below, have been duly elected.

8. The effective date of organization of the corporation shall be the date of filing with the Secretary of the Commonwealth or if later date is desired, specify date, (not more than 30 days after the date of filing.)

9. The following information shall not for any purpose be treated as a permanent part of the Articles of Organization of the corporation.

     a. The post office address of the initial principal office of the corporation of Massachusetts is:

          20 Keeler Street, Pittsfield, MA 01201

     b. The name, residence, and post office address of each of the initial directors and following officers of the corporation are as follows:

                     NAME                RESIDENCE        POST OFFICE ADDRESS
                     ----                ---------        -------------------

President:   William F. McNeil     110 Roselyn Drive              Same
                                   Pittsfield, MA 01201

Treasurer:   Timothy F. Horrigan   40 Baldwin Avenue              Same
                                   Pittsfield, MA 01201

Clerk:       Philip C. Martino     1303 Holmes Road               Same
                                   Pittsfield, MA 01201

Directors:   William F. McNeil     110 Roselyn Drive              Same
                                   Pittsfield, MA 01201

             Timothy F. Horrigan   40 Baldwin Avenue              Same
                                   Pittsfield, MA 01201

             Philip C. Martino     1303 Holmes Road               Same
                                   Pittsfield, MA 01201

     c. The date initially adopted on which the corporation's fiscal year ends is: December 31

     d. The date initially fixed in the by-laws for the annual meeting of stockholders of the corporation is: Third Tuesday in April

     e. The name and business address of the resident agent, if any, of the corporation is: N/A

IN WITNESS WHEREOF and under the penalties of perjury the INCORPORATOR(S) sign(s) these Articles of Organization this 13th day of January 1988.


/s/ David C. Katz
--------------------
David C. Katz

--------------------

--------------------

The signature of each incorporator which is not a natural person must be an individual who shall show the capacity in which he act: and by signing shall represent under the penalties of perjury that he is duly authorized on its behalf to sign these Articles o Organization.